 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-273312
Prospectus Supplement
(To Prospectus dated July 18, 2023)
3,000,000 Shares
Common Stock

We are offering 3,000,000 shares of our common stock.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AIR.” On September 30, 2025, the last reported sale price of our common stock as reported on the NYSE was $89.67 per share.
Investing in our common stock involves risks. You should carefully consider the risk factors referred to in the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.
	Per Share	Total(2)
Public offering price	$83.00	$249,000,000
Underwriting discounts and commissions(1)	$3.32	$9,960,000
Proceeds to us, before expenses	$79.68	$239,040,000

(1)
See “Underwriting (Conflicts of Interest)” for a description of the compensation payable to the underwriters.

(2)
Assumes no exercise of the underwriters’ option to purchase additional shares of our common stock as described below.

We have also granted the underwriters an option to purchase up to an additional 450,000 shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares on or about October 2, 2025.

Joint Book-Running Managers
Goldman Sachs & Co. LLC	Jefferies	RBC Capital Markets
BofA Securities	Truist Securities	Wells Fargo Securities
Co-Managers
Benchmark, a StoneX Company	CIBC Capital Markets	KeyBanc Capital Markets
PNC Capital Markets LLC	Ramirez & Co., Inc.	William Blair
The date of this prospectus supplement is September 30, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the securities offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the Securities and Exchange Commission (the “SEC”) subsequent to the date of this prospectus supplement. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement or any free writing prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-273312) that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time various securities, including the common stock that we are offering under this prospectus supplement and the accompanying prospectus. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein or therein, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different or additional. We and the underwriters are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of those respective documents, or of any sale of our shares of common stock. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus supplement and the accompanying prospectus, as applicable, or such other date. You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding any purchase of the common stock. Neither we nor the underwriters make any representation regarding the legality of an investment in the common stock by any person under applicable investment or similar law. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” below.
The industry and market data contained or incorporated by reference into this prospectus supplement are based on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts included or incorporated by reference in this prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

S-ii

When we refer to “AAR,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean AAR CORP. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the shares of common stock being offered hereby.
We use our trademarks and our logo in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the “®” and “™” symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.
TRADEMARKS, TRADE NAMES AND SERVICE MARKS
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business, including our names, logos and website names and addresses. Other trademarks, trade names and service marks appearing in this prospectus supplement are, to our knowledge, the property of their respective owners. We also own or have rights to copyrights that protect certain content related to our business and products. Solely for convenience, the trademarks, trade names, service marks and copyrights referred to in this prospectus supplement are listed without the ™, ® and © symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, those other parties.
MARKET AND INDUSTRY DATA
This prospectus supplement includes or incorporates by reference estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate are based on management’s knowledge and experience, together with currently available information obtained from various sources, including publicly available information, industry and market reports and other publications. In presenting the market and industry data included or incorporated by reference in this prospectus supplement, we have made certain assumptions that we believe to be reasonable. While we believe the market and industry data included or incorporated by reference in this prospectus supplement are generally reliable, such information is inherently uncertain and imprecise, and you are cautioned not to give undue weight to such information.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access filed documents at the SEC’s website at www.sec.gov.
Our website address is www.aarcorp.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement (except for our SEC filings expressly incorporated by reference in this prospectus supplement).
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and does not contain all of the information in such registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may read or obtain a copy of the registration statement, including its exhibits, through the SEC’s website as described above.

S-iii

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering; provided, however, that we are not incorporating any information deemed furnished (and not filed) in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K:
•
our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the SEC on July 22, 2025 (excluding the portions of our Definitive Proxy Statement on Schedule 14A, referenced in the bullet below, incorporated by reference therein);

•
the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 5, 2025, incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended May 31, 2025;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2025, filed with the SEC on September 23, 2025;

•
our Current Reports on Form 8-K filed with the SEC on September 16, 2025 (two filings) and September 25, 2025 (other than the portions of such documents not deemed to be filed); and

•
the description of our common stock, par value $1.00 per share, contained in our registration statement on Form 8-A filed with the SEC on September 29, 1967, as amended by the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, and as amended by any subsequent amendment or report filed for the purpose of updating the description.

If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document. Information contained in documents filed later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus by writing to us or telephoning us at the address and telephone number set forth below.
AAR CORP.
One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191
Attention: Corporate Secretary, (630) 227-2000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, including without limitation statements regarding our plans, strategies, and financial performance, and our use of proceeds from this offering, are forward-looking statements.
The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement. These risks and uncertainties include, but are not limited to: (i) factors that adversely affect the commercial aviation industry; (ii) adverse events and negative publicity in the aviation industry; (iii) a reduction in sales to the U.S. government and its contractors; (iv) cost overruns and losses on fixed-price contracts; (v) nonperformance by subcontractors or suppliers; (vi) our ability to manage our operational footprint; (vii) a reduction in outsourcing of maintenance activity by airlines; (viii) a shortage of skilled personnel or work stoppages; (ix) competition from other companies; (x) financial, operational and legal risks arising as a result of operating internationally; (xi) inability to integrate acquisitions effectively and execute operational and financial plans related to the acquisitions; (xii) failure to realize the anticipated benefits of acquisitions; (xiii) circumstances associated with divestitures; (xiv) inability to recover costs due to fluctuations in market values for aviation products and equipment; (xv) cyber or other security threats or disruptions; (xvi) a need to make significant capital expenditures to keep pace with technological developments in our industry; (xvii) restrictions on use of intellectual property and tooling important to our business; (xviii) inability to fully execute our stock repurchase program and return capital to stockholders; (xix) limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; (xx) our ability to manage our debt; (xxi) non-compliance with restrictive and financial covenants contained in our debt and loan agreements; (xxii) changes in or non-compliance with laws and regulations related to federal contractors, the aviation industry, international operations, safety, and environmental matters, and the costs of complying with such laws and regulations; and (xxiii) exposure to product liability and property claims that may be in excess of our liability insurance coverage. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are described under the heading “Risk Factors” contained in this prospectus supplement and in the documents incorporated by reference herein.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

S-v

SUMMARY
This summary highlights selected information about us and this offering. It does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and our financial statements and related notes, before making an investment decision.
Our Company
We are a leading independent provider of solutions to the global aviation aftermarket. We offer a broad line of products and services to commercial and defense aerospace customers. We operate globally in over 20 countries through four business segments: Parts Supply, Repair & Engineering, Integrated Solutions and Expeditionary Services. For the year ended May 31, 2025, we generated sales of $2.8 billion. For the quarter ended August 31, 2025, we generated sales of $739.6 million.
We were founded in 1951, are based in Wood Dale, Illinois and as of May 31, 2025 we employed approximately 5,600 employees worldwide.
Our Business Segments
Parts Supply:
Our Parts Supply segment primarily consists of sales and leasing of used serviceable material (“USM”) and aftermarket distribution of new, original equipment manufacturer (“OEM”)-supplied replacement parts.
USM is an important category of the aviation aftermarket in which parts removed from engines or airframes can be refurbished to be utilized as replacement parts in the aftermarket. We utilize a network of third-party repair facilities to perform this work. USM parts often represent a cost-effective and more timely solution for operators when compared to sourcing new parts.
We also distribute new OEM-supplied replacement parts to aircraft operators, airlines, government customers and other maintenance, repair, and overhaul (“MRO”) companies across the world. Our parts are supplied to narrow-body, wide-body and regional aircraft. In most cases, we enter exclusive relationships with OEM manufacturers for a given market where we are the only provider of that supplier’s product category. We provide global scale, independence, and highly technical sales capabilities across both commercial and government end-markets.
Repair & Engineering:
Our Airframe MRO services are primarily comprised of major airframe inspection, maintenance, repair, and overhaul services, painting services, line maintenance, airframe modifications, structural repairs, avionics service and installation, exterior and interior refurbishment and engineering services and support for many types of commercial and military aircraft. Component Services are primarily comprised of MRO services for structural components, engine and airframe accessories, and interior refurbishment.
We are currently expanding both our Miami and Oklahoma City airframe maintenance facilities to meet growing customer demand. In Miami, we are constructing a 114,000 square foot facility with three bays adjacent to our existing hangar. In Oklahoma City, we are constructing an 80,000 square foot facility with three bays and warehouse space adjacent to our existing hangar. The Oklahoma City expansion is expected to be complete in early calendar 2026 and the Miami expansion is expected to be complete in mid-to-late calendar 2026.
In fiscal 2025, we sold our Landing Gear Overhaul (“LGO”) business to GA Telesis for net proceeds of $48 million subject to post-closing adjustments for working capital, cash, and debt. We recognized a loss on the divestiture of $71.1 million which included goodwill of $14.6 million.
Our Repair & Engineering segment also develops Parts Manufacturer Approval (“PMA”) parts for aftermarket applications. PMA is a designation under Federal Aviation Administration (“FAA”) regulations that permits the design of approved parts for specific aircraft components that can be provided by non-OEM sources at cost-efficient and sometimes improved availability.
Integrated Solutions:
Our Integrated Solutions segment primarily consists of our fleet management and operations of customer-owned aircraft, customized performance-based supply chain logistics programs in support of the U.S. Department of Defense and foreign governments, flight hour component inventory and repair programs for commercial airlines and integrated software solutions, including Trax.
Fleet management and operations of customer-owned aircraft is performed for the U.S. Department of State (“DoS”) under the INL/A WASS contract. We are the prime contractor on this ten-year performance-based contract which began in fiscal 2018. Our services under the contract include operating and maintaining the global DoS fleet of fixed- and rotary-wing aircraft.
Supply chain logistics programs are primarily comprised of material planning, sourcing, logistics, information and program management and parts and component repair and overhaul. Flight hour component inventory and repair programs for commercial airlines are primarily comprised of outsourcing programs for airframe parts and components including warranty claim management in support of our airline customers’ maintenance activities.
Our integrated software solutions are primarily comprised of our Trax software which we acquired in fiscal 2023. Trax has the first fully cloud-based electronic enterprise resource platform for the MRO industry and also offers a full suite of “paperless” mobility apps that are in process of automating MRO workflows with artificial intelligence. In addition, we acquired Aerostrat, a leading long-range maintenance planning software company, in the first quarter of fiscal 2026 for a purchase price of $15 million plus contingent consideration of up to $5 million.
Expeditionary Services:
The Expeditionary Services segment primarily consists of products and services supporting the movement of equipment and personnel by the U.S. and foreign governments and non-governmental organizations. We design, manufacture, and repair transportation pallets and a wide variety of containers and shelters used in support of military and humanitarian tactical deployment activities. The containers and shelters are used in numerous mission requirements, including armories, supply and parts storage, refrigeration systems, tactical operation centers, briefing rooms, laundry and kitchen facilities, water treatment, and sleeping quarters. Shelters include both stationary and vehicle-mounted applications. We also provide engineering, design, and system integration services for specialized command and control systems.
Over the long-term, we expect to see strength in our aviation products and services given our offerings of value-added solutions to both commercial and government and defense customers. We believe long-term commercial aftermarket growth trends are favorable. As we continue to invest in the pipeline of opportunities in the government market, our long-term strategy continues to emphasize investing in the business and capitalizing on opportunities in both the commercial and government markets.
Recent Developments
On September 25, 2025, the Company acquired American Distributors Holding Co., LLC, including ADI American Distributors, LLC and other subsidiaries (“ADI”), a leading distributor of components and assemblies to the commercial and defense markets, for $146.0 million in an all-cash transaction (the “ADI Acquisition”), pursuant to a Membership Interest Purchase Agreement, dated as of September 25, 2025. The Company funded the ADI Acquisition using borrowings under the Company’s Revolving Credit Facility (as defined below) that were borrowed on September 15, 2025.
For the last twelve months ended June 30, 2025, ADI generated $149 million in revenue. ADI has approximately 400 employees serving customers from six location across the United States, the United Kingdom and India. The Company expects that ADI’s operations will be added to the Company’s Parts Supply segment.

Corporate Information
The mailing address for our principal executive office is One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191 and our telephone number is (630) 227-2000. Our website address is www.aarcorp.com. The information contained in or accessible from our website is not incorporated into this prospectus supplement, and you should not consider it part of this prospectus supplement or any other report or document that we file with or furnish to the SEC (except for our SEC filings expressly incorporated by reference in this prospectus supplement). We have included our website address in this prospectus supplement solely as an inactive textual reference and do not intend it to be an active link to our website.

THE OFFERING
Common stock offered by us
3,000,000 shares (or 3,450,000 shares if the underwriters exercise their option to purchase additional shares in full).
Option to purchase additional shares
We have also granted the underwriters an option to purchase up to an additional 450,000 shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
Common stock to be outstanding after this offering
39,112,491 shares (or 39,562,491 shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We expect the net proceeds of this offering to be approximately $238.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or $274.0 million if the underwriters exercise their option to purchase additional shares in full).
We intend to use the proceeds from this offering to repay outstanding borrowings under our $825 million unsecured revolving credit facility (the “Revolving Credit Facility”) under our Credit Agreement, dated December 14, 2022 (as amended, the “Credit Agreement”), and for general corporate purposes, which may include funding future acquisitions. See “Use of Proceeds” and “Capitalization.”
Goldman Sachs Bank USA, an affiliate of the representative (as defined below), Wells Fargo Bank, N.A. an affiliate of Wells Fargo Securities, LLC, Bank of America, N.A., an affiliate of BofA Securities, Inc., CIBC Bank, USA, an affiliate of CIBC World Markets Corp., PNC Bank, National Association, an affiliate of PNC Capital Markets LLC, and Truist Bank, an affiliate of Truist Securities, Inc., are lenders under the Credit Agreement, and thus hold outstanding borrowings and commitments under the Revolving Credit Facility. As a result of the contemplated use of proceeds, such affiliate of the representative may receive 5% or more of the net proceeds of this offering. The receipt of at least 5% of the net proceeds of this offering by an underwriter or an affiliate of an underwriter would be considered a “conflict of interest” under Financial Industry Regulatory Authority (“FINRA”) Rule 5121. As such, this offering is being conducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a bona fide public market exists in the shares, as that term is defined in the rule. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”
Dividend policy
We do not currently intend to pay dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business, including, without limitation, potential acquisitions, and do not anticipate declaring or paying any cash dividends in the foreseeable future. See “Dividend Policy.”
Risk factors
You should read the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the other information included in,

or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our common stock.
NYSE symbol
“AIR.”
The number of shares of our common stock to be outstanding after this offering is based on 36,112,491 shares of our common stock outstanding as of August 31, 2025, and excludes:
•
959,477 shares of common stock issuable upon exercise of stock options outstanding under the AAR CORP. 2013 Stock Plan as of August 31, 2025 at a weighted average exercise price of $50.83 per share;

•
1,096,332 shares of common stock reserved for future issuance under the AAR CORP. 2013 Stock Plan as of August 31, 2025; and

•
532,970 shares of common stock issuable upon the vesting and settlement of performance or restricted stock awards (other than options) outstanding as of August 31, 2025, at a weighted average grant date fair value of $66.87 per share.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of the outstanding options described above.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 10-K for the year ended May 31, 2025 incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” included elsewhere in this prospectus supplement.
Risks Related to this Offering and Our Common Stock
We have broad discretion in the use of the remaining net proceeds from this offering and may not use them effectively.
We intend to use the proceeds from this offering to repay outstanding borrowings under the Revolving Credit Facility under the Credit Agreement and, any remaining net proceeds from this offering will be used by us for general corporate purposes, which may include, without limitation, funding future acquisitions. See “Use of Proceeds.” As a result, our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may temporarily invest the proceeds from this offering that are not immediately used for these purposes in short-term investments, including marketable securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.
We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.
We do not currently intend to declare or pay any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business, including potential acquisitions, and do not anticipate declaring or paying any cash dividends in the foreseeable future. See “Dividend Policy.” Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which you purchased them.
Sales of a substantial number of our common stock by our existing shareholders, or the perception that these sales could occur, in the public market could cause our stock price to fall.
Sales of substantial amounts of our common stock in the public market in future offerings, or the perception that these sales could occur, could cause the market price of our common stock to decline. If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. In addition, a substantial number of shares of common stock that are subject to outstanding options are or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.
These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. In addition, the additional sale of our common stock by our officers or directors in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline.
We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions and investments or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock. If any such acquisition or investment is significant, the number of shares of common stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our stockholders. We may also grant registration rights covering shares of our common stock or other securities that we may issue in connection with any such acquisitions and investments.
We, our executive officers and our directors have agreed that, subject to certain exceptions, during the period ending 60 days after the date of this prospectus supplement, we and they will not, and will not publicly disclose an intention to, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for any of our common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, without, in each case, the prior written consent of Goldman Sachs & Co. LLC, who may release any of the securities subject to these lock-up agreements at any time without notice. Exceptions to the lock-up restrictions are described in more detail in this prospectus supplement under the caption “Underwriting (Conflicts of Interest).” When the lock-up period expires, we, our directors and executive officers will be able to sell shares or any securities convertible or exercisable or exchangeable for shares in the public market.
You may experience future dilution as a result of future equity issuances.
In the future, we may sell additional shares to raise capital or acquire interests in other companies by using shares or a combination of cash and shares. These events may dilute your ownership interest and have an adverse impact on the price of the shares. In addition, substantial numbers of shares are reserved for issuance upon the exercise of outstanding equity awards. Furthermore, sales of a substantial amount of shares or any securities convertible into or exercisable or exchangeable for shares in the public market or the perception that these sales or conversions may occur, could reduce the market price of the shares. This could also impair our ability to raise additional capital through the sale of our securities. No prediction can be made as to the effect, if any, that future sales or issuances of shares or other equity or equity-linked securities will have on the trading price of shares.
The market price of and trading volume of our shares of common stock may be volatile.
The market price of our shares of common stock has fluctuated substantially and may continue to fluctuate in response to many factors which are beyond our control, including:
•
fluctuations in our operating results, including results that vary from expectations of management, analysts and investors;

•
announcements of strategic developments, acquisitions, financings and other material events by us or our competitors;

•
the sale of a substantial number of shares of our common stock held by existing security holders in the public market; and

•
general conditions in the aviation industry.

The stock markets in general may experience extreme volatility that may be unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of our common stock to decline.

We may issue preferred stock, the terms of which could adversely affect the voting power or value of our common stock.
Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.
If securities analysts do not publish research or reports about us or our business or if they downgrade our common stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our common stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about us or our business, the price of our common stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose viability in the market, which in turn could cause our stock price or trading volume to decline.

USE OF PROCEEDS
We expect the net proceeds from this offering to be approximately $238.1 million, after deducting the underwriting discount and estimated offering expenses payable by us (or $274.0 million if the underwriters exercise their option to purchase additional shares in full).
We intend to use the proceeds from this offering to repay outstanding borrowings under the Revolving Credit Facility under the Credit Agreement and for general corporate purposes, which may include funding future acquisitions. We may temporarily invest the proceeds from this offering that are not immediately used for these purposes in short-term investments, including marketable securities.
Goldman Sachs Bank USA, an affiliate of the representative, Wells Fargo Bank, N.A. an affiliate of Wells Fargo Securities, LLC, Bank of America, N.A., an affiliate of BofA Securities, Inc., CIBC Bank, USA, an affiliate of CIBC World Markets Corp., PNC Bank, National Association, an affiliate of PNC Capital Markets LLC, and Truist Bank, an affiliate of Truist Securities, Inc., are lenders under the Credit Agreement, and thus hold outstanding borrowings and commitments under the Revolving Credit Facility. As a result of the contemplated use of proceeds, such affiliate of the representative may receive 5% or more of the net proceeds of this offering. The receipt of at least 5% of the net proceeds of this offering by an underwriter or an affiliate of an underwriter would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a bona fide public market exists in the shares, as that term is defined in the rule. See “Underwriting (Conflicts of Interest).”

DIVIDEND POLICY
We have not declared a dividend on our common stock since 2020. We do not currently intend to declare or pay any cash dividends on our common stock, and there can be no assurance that we will do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business, including, without limitation, potential acquisitions, and do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. Any such determination will also depend upon our business prospects, results of operations, financial condition, cash requirements and availability and other factors that our board of directors may deem relevant.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of August 31, 2025:
•
on a historical basis; and

•
on an as adjusted basis to give effect to this offering and the use of proceeds therefrom.

You should read the following table in conjunction with “Use of Proceeds” as well as the financial statements and related notes incorporated by reference in this offering memorandum.
	As of August 31, 2025
(in thousands)	Actual	As Adjusted
Cash and cash equivalents	$80,000	$80,000
Long-term debt:
Revolving Credit Facility(1)	330,000	237,900
6.750% Senior Notes due 2029	700,000	700,000
Total long-term debt(2)	1,030,000	937,900
Equity:
Preferred stock, $1.00 par value, authorized 250,000 shares; none issued	—	—
Common stock, $1.00 par value, authorized 100,000,000 shares; 45,300,786 shares issued, actual, and 48,300,786 shares issued, as adjusted(3)	45,300	48,300
Capital surplus	503,500	738,600
Treasury stock, 9,188,295 shares at cost, actual and as adjusted	(298,100)	(298,100)
Retained earnings	1,003,800	1,003,800
Accumulated other comprehensive loss	(5,200)	(5,200)
Total equity	1,249,300	1,487,400
Total capitalization(4)	$2,279,300	$2,425,300

(1)
As of August 31, 2025, $330.0 million was outstanding under the Revolving Credit Facility. The Company subsequently borrowed loans under the Revolving Credit Facility on September 15, 2025, which were used to fund the ADI Acquisition on September 25, 2025, following which, there were $625 million of borrowings outstanding under the Revolving Credit Facility. As of August 31, 2025, on an adjusted basis, after giving effect to the borrowings used to fund the ADI Acquisition and this offering and the use of proceeds therefrom, we would have had $237.9 million of borrowings under the Revolving Credit Facility and $578.0 million of commitments available to be borrowed thereunder. The amounts repaid under the Revolving Credit Facility may be re-borrowed, subject to the conditions contained in the Revolving Credit Facility.

(2)
Excludes debt premiums and issuance and other costs related to indebtedness.

(3)
Does not reflect additional shares of common stock that the underwriters in this offering have the option to purchase during the 30-day option period.

(4)
Excludes current liabilities, operating lease liabilities, deferred tax liabilities and other liabilities included in total capitalization of $658.3 million as reported as of August 31, 2025.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt entities or governmental organizations;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to our common stock to the income accruals on its financial statements under Section 451 of the Code;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax-qualified retirement plans; and

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships considering an investment in our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership and disposition of our common stock.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR

SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. person, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, including such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States;

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. person, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, including such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain recognized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC, but we have made no determination to that effect. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain recognized upon the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, or other applicable documentation, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock made to a Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities, whether such institutions or entities are the beneficial owners or acting as intermediaries. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)
Goldman Sachs & Co. LLC is acting as representative (the “representative”) of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
Goldman Sachs & Co. LLC	900,000
Jefferies LLC	450,000
RBC Capital Markets, LLC	450,000
BofA Securities, Inc.	250,000
Truist Securities, Inc.	250,000
Wells Fargo Securities, LLC	250,000
The Benchmark Company, LLC	75,000
CIBC World Markets Corp.	75,000
KeyBanc Capital Markets Inc.	75,000
PNC Capital Markets LLC	75,000
Samuel A. Ramirez & Company, Inc.	75,000
William Blair & Company, L.L.C.	75,000
Total	3,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $1.992 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay to the underwriters and the proceeds to us, before expenses, in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$83.00	$249,000,000	$286,350,000
Underwriting discounts and commissions	$3.32	$9,960,000	$11,454,000
Proceeds to us, before expenses	$79.68	$239,040,000	$274,896,000
The expenses of the offering, not including the underwriting discount, are estimated at $900,000 and are payable by us.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 450,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus without first obtaining the written consent of Goldman Sachs & Co. LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, sell or contract to sell any common stock,

•
sell any option or contract to purchase any common stock,

•
purchase any option or contract to sell any common stock,

•
grant any option, right or warrant for the sale of any common stock,

•
lend or otherwise dispose of or transfer any common stock,

•
request or demand that we file or make a confidential submission of a registration statement related to the common stock, or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

provided, that (x) pursuant to the underwriting agreement, the restrictions described above do not apply to us with respect to:
•
the shares of common stock offered pursuant to this prospectus supplement,

•
any shares of common stock offered by us on the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to herein,

•
any shares of common stock issued or options to purchase common stock or other equity awards covering common stock granted, in each case, pursuant to our existing employee benefit or equity incentive plans referred to herein,

•
any shares of common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to herein,

•
issuances of shares of common stock in connection with the acquisition by us or any of our subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition, or

•
issuances of shares of common stock, options, warrants or other convertible securities relating to common stock, in connection with any bona fide merger, acquisition, business combination, joint venture or other strategic or commercial relationship, to a third party or group of third parties, provided that in the case of this paragraph and the immediately preceding paragraph, the number of securities issued in such transactions shall not exceed 10% of the common stock outstanding immediately prior to the issuance of the shares offered hereby, as the case may be, and that the recipient of such securities agrees to be bound in writing by the terms of a lock-up agreement;
and (y) pursuant to the respective lockup agreements with our officers and directors (each, a “lock-up party”), the restrictions on our officers and directors described above do not apply to transfers:
(i)
as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes,

(ii)
by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up party (for purposes of the lock-up agreements, “immediate family” of the lock-up party shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin of the lock-up party),

(iii)
by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(iv)
pursuant to an order of a court or regulatory agency having jurisdiction over the lock-up party,

(v)
to any corporation, partnership, limited liability company or other entity of which the lock-up party or the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(vi)
to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the lock-up party or one or more immediate family members of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

(vii)
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above,

(viii)
if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, limited liability company members or stockholders of the lock-up party or holders of similar equity interests in the lock-up party,

(ix)
to us or our affiliates upon the lock-up party’s death, disability or termination of employment or other service relationship with us; provided that such shares of common stock were issued to the lock-up party pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right that was established and in existence prior to the date hereof and disclosed herein,

(x)
to us upon exercise of any right in respect of any option, restricted stock award or other right to purchase shares of common stock granted under any incentive plan that was established and in existence prior to the date hereof and described in the Prospectus, including the surrender of shares of common stock to us in “net” or “cashless” exercise of any such right; provided that the shares of common stock received by the lock-up party upon such exercise continue to be subject to the restrictions on transfer set forth in the applicable lock-up agreement,

(xi)
pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of common stock involving a change of control of us; provided that (1) all of the lock-up party’s common stock that is subject to the applicable lock-up agreement that are not so transferred, tendered or otherwise disposed of pursuant to such transaction shall remain subject to the applicable lock-up agreement, (2) in the event that such tender offer, merger, consolidation or other such transaction is not completed, the common stock owned by the undersigned shall remain subject to the provisions of the applicable lock-up agreement, and (3) any such transfer is not required to be reported during the lock-up period with the SEC in accordance with Section 16(a) of the Exchange Act (for purposes of the lock-up agreements, “change of control” shall mean the transfer (whether by consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than a majority of the outstanding voting securities of us), or
(xii)
pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of the applicable lock-up agreement and has been disclosed to representative; provided that (x) any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the lock-up period shall state that such sales have been executed under a contract, instruction or plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such contract, instruction or plan was adopted, and (y) any such contract, instruction or plan may not be amended during the lock-up period;

provided, however, with respect to this clause (y), (1) for transfers pursuant to clauses (y)(i), (ii), (iii), (iv), (v), (vi), (vii) and (viii), the representative receives a signed lock-up agreement for the balance of the lock-up period from each donee, devisee, trustee, distributee or transferee, as the case may be, (2) for transfers pursuant to clauses (y)(i), (ii), (iii), (iv), (v), (vi) and (vii), any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported during the lock-up period with the SEC on Form 4 or Form 5 in accordance with Section 16(a) of the Exchange Act, except, (a) in the case of transfers made pursuant to clauses (y)(i), (ii), (iii), (iv), (ix) and (x), any such required filing with respect to such transfer shall clearly indicate in the footnotes thereto the reason for such transfer, (b) in the case of transfers made pursuant to clause (x), any such required filing shall also specify in the footnotes thereto that such transfer was made on a “cashless” or “net exercise” basis, and (c) transfers made pursuant to clause (y)(xii), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.
This lock-up provision described above applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
New York Stock Exchange Listing
The shares are listed on the New York Stock Exchange under the symbol “AIR.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Goldman Sachs Bank USA, an affiliate of the representative, Wells Fargo Bank, N.A. an affiliate of Wells Fargo Securities, LLC, Bank of America, N.A., an affiliate of BofA Securities, Inc., CIBC Bank, USA, an affiliate of CIBC World Markets Corp., PNC Bank, National Association, an affiliate of PNC Capital Markets LLC, and Truist Bank, an affiliate of Truist Securities, Inc., are lenders under the Credit Agreement, and, as a result, such affiliate has received, and may in the future receive, customary fees and commissions with respect to the Credit Agreement. Wells Fargo Bank, N.A. an affiliate of Wells Fargo Securities, LLC, is Administrative Agent under the Credit Agreement, and, as a result, such affiliate has received, and may in the future receive, customary fees and commissions with respect to the Credit Agreement.
Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, an indirect, wholly owned subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.
In addition, certain of the underwriters and/or their respective affiliates have also agreed to provide a debt financing commitment. Such underwriters and/or their respective affiliates received customary fees in connection with this financing commitment and will receive additional customary fees to the extent any additional debt financings are issued thereunder. This financing commitment will be reduced by an amount equal to the aggregate gross proceeds of this offering and any alternative long-term debt financing conducted in lieu thereof. In addition, the underwriters and/or their affiliates will act as joint lead-arrangers, lenders, agents, joint bookrunning managers, initial purchasers, underwriters or placement agents in connection with any such alternative long-term debt financing, if any, and would be expected to receive customary fees and expenses in connection therewith. Also, certain of the underwriters and/or their respective affiliates have been retained as buy-side and/or financial advisors in connection with the Transactions, and, as a result, have received, or may receive in the future, customary fees and expenses in connection with such roles.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As described above, Goldman Sachs Bank USA, an affiliate of the representative, Wells Fargo Bank, N.A. an affiliate of Wells Fargo Securities, LLC, Bank of America, N.A., an affiliate of BofA Securities, Inc., CIBC Bank, USA, an affiliate of CIBC World Markets Corp., PNC Bank, National Association, an affiliate of PNC Capital Markets LLC, and Truist Bank, an affiliate of Truist Securities, Inc., are lenders under the Credit Agreement, and thus hold outstanding borrowings and commitments under the Revolving Credit Facility. As a result of the contemplated use of proceeds to repay outstanding borrowings under the Credit Agreement, such affiliate of the representative may receive 5% or more of the net proceeds of this offering. The receipt of at least 5% of the net proceeds of this offering by an underwriter or an affiliate of an underwriter would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in compliance with FINRA Rule 5121, which requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a bona fide public market exists in the shares, as that term is defined in the rule. See “Use of Proceeds.”
European Economic Area
In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:
(i)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.
The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
(i)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.
The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
This prospectus supplement:
•
does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The securities offered hereby may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.
As any offer of securities under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Hong Kong
No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell securities or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Notice to Prospective Investors in Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”). The securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore
This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is, amongst others:
a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the securities (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
1)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

2)
where no consideration is or will be given for the transfer;

3)
where the transfer is by operation of law;

4)
as specified in Section 276(7) of the SFA; or

5)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Canada
This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the issuer and the underwriters provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriters as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale restrictions
The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.
Representations of purchasers
Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriters that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and eligibility for investment
Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of action for damages or rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS
Latham & Watkins LLP, Chicago, Illinois, will pass upon the validity of the shares of common stock offered by this prospectus supplement for us. Cahill Gordon & Reindel LLP, New York, New York, will pass upon certain matters for the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of AAR CORP. as of May 31, 2025 and 2024, and for each of the years in the three-year period ended May 31, 2025, incorporated by reference herein, and the effectiveness of internal control over financial reporting as of May 31, 2025, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their reports incorporated by reference herein.

PROSPECTUS
AAR CORP.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer from time to time, in amounts, at prices and on terms that we will determine at the time of offering, any or all of the following, in one or more series: debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts or units. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” on page 22 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.
Our principal executive offices are located at One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, telephone number (630) 227-2000.
Our common stock is listed on the New York Stock Exchange and traded under the symbol “AIR”.

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable prospectus supplement and in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Also see “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 18, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. The prospectus supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. You may obtain copies of these documents as described below under the heading “Where You Can Find More Information.”
You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.
Unless the context otherwise requires, the terms “AAR”, the “company”, “we,” “us” and “our” refer to AAR CORP. and its consolidated subsidiaries. References to “securities” refer collectively to the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units registered hereunder.

WHERE YOU CAN FIND MORE INFORMATION
AAR files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding AAR and other companies that file materials electronically with the SEC. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.aarcorp.com. This reference to our internet address is for informational purposes only; the information available at our internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that AAR has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that AAR files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:
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Our Annual Report on Form 10-K for the fiscal year ended May 31, 2023;

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Our Definitive Proxy Statement on Schedule 14A filed on August 9, 2022; and

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The description of our common stock contained in our registration statement on Form 8-A filed on September 29, 1967, as updated by the description of the common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, and any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus unless specifically stated otherwise.
We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:
AAR CORP.
One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191
Attention: Corporate Secretary, (630) 227-2000.

RISK FACTORS
Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, along with the disclosure related to risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated herein by reference, contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, or sustainability targets, goals, commitments, and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of our management, as well as assumptions and estimates based on information available to us as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including:
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factors that adversely affect the commercial aviation industry;

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the impact of pandemics and other disease outbreaks, such as COVID-19, and similar public health threats on air travel, worldwide commercial activity and our and our customers’ ability to source parts and components;

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a reduction in the level of sales to the branches, agencies and departments of the U.S. government and their contractors (which were 29% of consolidated sales in fiscal 2023);

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cost overruns and losses on fixed-price contracts;

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nonperformance by subcontractors or suppliers;

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changes in or non-compliance with laws and regulations that may affect certain of our aviation and government and defense related activities that are subject to licensing, certification and other regulatory requirements imposed by the Federal Aviation Administration, the U.S. Department of State and other regulatory agencies, both domestic and foreign;

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a reduction in outsourcing of maintenance activity by airlines;

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a shortage of the skilled personnel on whom we depend to operate our business, or work stoppages;

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competition from other companies, including original equipment manufacturers, some of which have greater financial resources than we do;

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financial and operational risks arising as a result of operating internationally;

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inability to integrate acquisitions effectively and execute our operational and financial plan related to the acquisitions;

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failure to realize the anticipated benefits of the acquisition of Trax USA Corp. (“Trax”) and difficulties integrating Trax’s operations;

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inability to recover our costs due to fluctuations in market values for aviation products and equipment caused by various factors, including reductions in air travel, airline bankruptcies, consolidations and fleet reductions;

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asset impairment charges we may be required to recognize to reflect the non-recoverability of our assets or lowered expectations regarding businesses we have acquired;

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threats to our systems technology from equipment failures, cyber or other security threats or other disruptions;

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a need to make significant capital expenditures to keep pace with technological developments in our industry;

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a need to reduce the carrying value of our assets;

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inability to fully execute our stock repurchase program and return capital to our stockholders;

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restrictions on paying, or failure to maintain or pay, dividends;

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limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements;

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non-compliance with restrictive and financial covenants contained in certain of our loan agreements;

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non-compliance with laws and regulations relating to the formation, administration and performance of our U.S. government contracts;

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exposure to product liability and property claims that may be in excess of our liability insurance coverage;

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impacts from stakeholder and market focus on environmental, social and governance matters; and

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the costs of compliance, and liability for non-compliance, with environmental regulations, including future requirements regarding climate change and environmental, social and governance matters.

For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You should read these factors and other cautionary statements made in this prospectus, the prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, the prospectus supplement and the documents incorporated by reference. Should one or more of those risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. Those events and uncertainties are difficult or impossible to predict accurately and many are beyond our control. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

AAR CORP.
AAR was founded in 1951, organized in 1955 and reincorporated in Delaware in 1966. We are a diversified provider of products and services to the worldwide aviation and government and defense markets.
Our principal executive offices are located at One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, telephone number (630) 227-2000.

USE OF PROCEEDS
We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement will be either our senior debt securities or our subordinated debt securities and will be issued under the applicable indenture. The senior debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures,” both of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have summarized selected provisions of the indentures and the debt securities below. The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the applicable indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act.
The following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms and specific terms of any offered debt securities, and the extent to which the general terms described below apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.
The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture, as supplemented for a particular offering of debt securities. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to AAR CORP. and not to any of our subsidiaries.
Terms
Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.
The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. (Subordinated Indenture Section 15.1) We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.
We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:
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the title and type of the debt securities;

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the total principal amount or initial offering price of the debt securities;

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the date or dates when the principal of the debt securities will be payable;

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whether we will have the right to extend the stated maturity of the debt securities;

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whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

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if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

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the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

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any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

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the denominations in which any registered debt securities will be issuable;

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the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

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the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

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the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

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any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

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any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

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whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

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to whom interest will be payable

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if other than the registered holder (for registered debt securities),

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if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

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if other than as specified in the indentures (for global debt securities);

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whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

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particular terms of subordination with respect to subordinated debt securities; and

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any other terms of the debt securities consistent with the provisions of the applicable indenture. (Section 3.1)

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer
We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. (Section 2.1) If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.
Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities. (Section 3.5)
In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $2,000 or integral multiples of $1,000 in excess thereof, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form. (Section 3.5) See “— Book-Entry, Delivery and Form.”
Conversion and Exchange
If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:
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the conversion price or exchange ratio;

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the conversion or exchange period;

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whether the conversion or exchange will be mandatory or at the option of the holder or us;

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provisions for adjustment of the conversion price or exchange ratio; and

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provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption
Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.
The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. We will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:
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the redemption date;

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the redemption price;

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if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

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that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

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the place or places of payment;

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whether the redemption is for a sinking fund; and

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any other provisions required by the terms of the debt securities of the series that are being redeemed. (Section 11.4)

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 11.5)
If we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.
Events of Default
An “event of default” regarding any series of debt securities is any one of the following events:
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default for 30 days in the payment of any interest installment when due and payable;

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default in the making of any sinking fund payment when due;

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default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

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default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

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certain events of bankruptcy, insolvency and reorganization; and

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any other event of default provided with respect to that series of debt securities. (Section 5.1)

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists. (Section 10.4)
Acceleration of Maturity
If an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately. (Section 5.2)
At any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:
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we have paid or deposited with the trustee a sum sufficient to pay:

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all overdue interest on all outstanding debt securities of that series and any related coupons,

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all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

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to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

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all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

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all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived. (Section 5.2)

No rescission will affect any subsequent default or impair any right consequent thereon.
Waiver of Defaults
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:
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in the payment of the principal of or any premium or interest on any debt security of the series or any related coupon, or

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in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby. (Section 5.13)

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request. (Section 6.3)
The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction. (Section 5.12)
Modification of Indenture
We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:
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to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

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establishing the form or terms of any series of debt securities issued under the supplemental indentures;

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adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

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adding additional events of default for the benefit of the holders;

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to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

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to secure the debt securities;

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to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

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to evidence and provide for acceptance of a successor trustee; and

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to comply with the requirements of the Trust Indenture Act. (Section 9.1)

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. (Section 9.2) Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:
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change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

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reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

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change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

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impair the right to institute suit for enforcement of payments;

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reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

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modify any of the provisions described in this section. (Section 9.2)

Consolidation, Merger and Sale of Assets
As provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:
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the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

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immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

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the trustees under the indentures receive certain officers’ certificates and opinions of counsel. (Section 8.1)

Satisfaction and Discharge
We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:
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have become due and payable;

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will become due and payable at their stated maturity within one year; or

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are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge. (See Section 4.1)
The Trustees
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the trustee under each of the indentures.

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:
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the trustee is a trustee under another indenture under which our securities are outstanding;

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the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

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we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

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the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

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the trustee is one of our creditors; or

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the trustee or one of its affiliates acts as an underwriter or agent for us.

Because U.S. Bank Trust Company, National Association is the trustee under the senior indenture and the subordinated indenture, it may be required to resign as trustee under one of those indentures if there is an event of default under an indenture.
We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.
We and our affiliates engage in transactions with the trustee and its affiliates in the ordinary course of business.
Governing Law
Each of the indentures is, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York. (Section 1.13)
Same-Day Settlement and Payment
Unless otherwise provided in the applicable prospectus supplement, we expect the debt securities will trade in the same-day funds settlement system of The Depository Trust Company, or DTC, until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Book-Entry, Delivery, and Form
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and

non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Ownership of Beneficial Interests
Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).
So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.
All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.
We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.
Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Each indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:
(1)   DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and we do not appoint a successor depositary within 90 days; or
(2)   we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect.
These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Euroclear and Clearstream
If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream or Euroclear, in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

DESCRIPTION OF COMMON STOCK
General
The following is a description of certain terms of our common stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of our restated certificate of incorporation, bylaws and the Delaware General Corporation Law.
Our authorized common stock consists of 100,000,000 shares of common stock, $1.00 par value per share. As of June 30, 2023, there were 34,934,957 shares of common stock outstanding.
Voting.   Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.
Dividend Rights.   Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, in its discretion, out of funds legally available for the payment of dividends.
Liquidation Rights.   Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably the net assets of our company available after the payment of all debts and other liabilities.
Rights Subject to Preferred Stock.   The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
No Preemptive Rights; Redemption.   Holders of common stock have no preemptive, subscription, redemption or conversion rights.
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Computershare LLC.
Certain Charter and By-Law Provisions
General.   We have implemented certain measures designed to enhance the board of directors’ ability to protect our stockholders against, among other things, unsolicited attempts to acquire a significant interest in us or to influence our management (whether through open market purchases, tender offers or otherwise) that do not offer an adequate price to all stockholders or that the board of directors otherwise considers not in the best interests of our company and its stockholders.
Certain provisions in our restated certificate of incorporation may have a significant impact on the stockholders’ ability to change the composition of the incumbent board of directors or the ability of a substantial holder of the common stock to acquire control of, or to remove, the incumbent board of directors, and might discourage certain types of transactions that involve an actual or threatened change of control of us.
The provisions of our restated certificate of incorporation are intended to encourage persons seeking to acquire control of us to initiate such an acquisition through arm’s-length negotiations with our management and board of directors. These provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to our stockholders. At the same time, these provisions help ensure that the board of directors, if confronted by an unsolicited proposal from a third party who recently acquired a block of common stock, will have sufficient time to review the proposal and alternatives to it and to seek better proposals for its stockholders, employees, suppliers, customers and others. These provisions are discussed below.
Preferred Stock.   Our restated certificate of incorporation allows the board of directors, without stockholder approval, to issue up to 250,000 shares of preferred stock with voting, liquidation and conversion rights that could be superior to and adversely affect the voting power of holders of common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company.

Classified Board of Directors.   Our restated certificate of incorporation provides that our board of directors shall be divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors in a relatively short period of time.
Voting Restriction on Certain Business Transactions.   An affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote generally in the election of directors is required to adopt certain business combinations, including mergers, consolidations, asset and securities sales, plans of liquidation or dissolution and certain reclassifications, involving any related party. A related party is defined as the beneficial owner, directly or indirectly, of at least 10% of our voting stock.
The 80% affirmative voting requirement is not applicable to business combinations approved by (i) a majority of our board of directors prior to the related party’s acquisition of at least 10% of our voting stock or (ii) a majority of those members of the board of directors who are not related to the related party.
Special Stockholders’ Meeting.   Our restated certificate of incorporation and bylaws allow only the Chairman of the board of directors or a majority of the board of directors then in office to call a special meeting of the stockholders.
No Action by Stockholder Consent.   Our restated certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of our stockholders from being taken by the written consent of stockholders without a meeting.
Supermajority Voting.   The provisions relating to the classified board, right to call a special meeting and prohibition on stockholder consent, as well as certain other provisions of the restated certificate of incorporation, may be altered, amended, or repealed only by the affirmative vote of the holders of 80% or more of the outstanding shares of voting stock. Our bylaws may be amended, altered, changed or replaced by the affirmative vote of the holders of at least 80% or more of the outstanding shares of voting stock entitled to vote in the election of directors or by a majority of board of directors then in office.
Delaware Anti-Takeover Law
We are a Delaware corporation that is subject to Section 203 of the General Corporation Law of the State of Delaware. Under Section 203, certain “business combinations” between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 stockholders, and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by Section 203 (we have not made such election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan) or (iv) the business combination is approved by the board of directors of the corporation and ratified by two-thirds of the voting stock not owned by the interested stockholder. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

DESCRIPTION OF PREFERRED STOCK
General
Under our restated certificate of incorporation, our board of directors has the authority, without further stockholder action, to issue up to 250,000 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus, no shares of preferred stock are outstanding.
The following description sets forth general terms that will apply to our preferred stock. We will describe the particular terms of any preferred stock that we offer in the prospectus supplement relating to those shares of preferred stock. Those terms may include:
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the maximum number of shares to constitute the series;

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any annual dividend rate on the shares, whether the rate is fixed or variable or both, the date or dates from which dividends will accrue, whether the dividends will be cumulative and any dividend preference;

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whether the shares will be redeemable and, if so, the price at and the terms and conditions on which the shares may be redeemed;

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any liquidation preference applicable to the shares;

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the terms of any sinking fund;

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any terms and conditions on which the shares of the series will be convertible into, or exchangeable for, shares of any other capital stock;

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any voting rights of the shares of the series; and

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any other preferences or special rights or limitations on the shares of the series.

Voting
Unless required by law or specifically provided for by our board of directors, the holders of our preferred stock have no voting power on any matter.
Dividends
Before declaration and payment of any dividends on our classes of stock that rank junior to preferred stock, the holders of shares of preferred stock will receive any cash dividends to which they are entitled out of legally available funds.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional interests in our debt securities or preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the debt securities or shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the debt security or share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the debt security or preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:
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the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

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any applicable material United States federal income tax considerations;

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the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

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the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

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provisions for changes to or adjustments in the exercise price;

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if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

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information with respect to any book-entry procedures;

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any anti-dilution provision of the warrants;

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any redemption or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, options, rights or other securities or property or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property. The price of such debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, preferred securities, warrants, rights or other obligations of third parties, including U.S. Treasury securities, securing their holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the purchase contracts offered thereby, including the following:
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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

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whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby, including the following:
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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus in one or more of the following ways from time to time:
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to or through underwriters for public offering and sale by them;

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directly to purchasers;

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to or through agents or dealers;

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through any other method of sale permitted by applicable law; or

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through a combination of any of these methods of sale.

The applicable prospectus supplement will describe the terms of any sale of securities being registered hereunder.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in a prospectus supplement.
The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids.
We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.
CERTAIN LEGAL MATTERS
Unless otherwise stated in the applicable prospectus supplements, Jones Day will pass upon the validity of the securities offered by this prospectus for us. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of AAR CORP. as of May 31, 2023 and 2022, and for each of the years in the three-year period ended May 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of May 31, 2023, contains an explanatory paragraph that states the Company acquired Trax USA Corp. during 2023, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of May 31, 2023, Trax USA Corp.’s internal control over financial reporting associated with 0.2% of total sales and 1.2% of total assets included in the consolidated financial statements of the Company as of and for the year ended May 31, 2023. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Trax USA Corp.

3,000,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

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